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                                  EXHIBIT 11

                              MODERN CONTROLS, INC.

                   COMPUTATION OF NET INCOME PER COMMON SHARE


                                        Three Months Ended             Six Months Ended
                                              June 30,                     June 30,
                                     ------------------------     -------------------------
                                       1997           1996           1997           1996
                                    ----------     ----------     ----------     ----------
PRIMARY

Average shares outstanding           4,275,777      4,273,054      4,275,250      4,322,531

Net effect of dilutive stock
options - based on the
treasury stock method                   35,440         25,914         31,108         29,371
                                    ----------     ----------     ----------     ----------

Total                                4,311,217      4,298,968      4,306,358      4,351,902
                                    ==========     ==========     ==========     ==========


Net income                          $  884,400     $  768,061     $1,844,657     $1,468,308
                                    ==========     ==========     ==========     ==========


Primary per share amounts           $     0.21     $     0.18     $     0.43     $     0.34
                                    ==========     ==========     ==========     ==========



FULLY DILUTED

Average shares outstanding           4,275,777      4,273,054      4,275,250      4,322,531

Net effect of dilutive stock
options - based on the
treasury stock method                   52,817         27,856         37,897         29,371
                                    ----------     ----------     ----------     ----------

Total                                4,328,594      4,300,910      4,313,147      4,351,902
                                    ==========     ==========     ==========     ==========


Net income                          $  884,400     $  768,061     $1,844,657     $1,468,308
                                    ==========     ==========     ==========     ==========


Fully diluted per share amounts     $     0.20     $     0.18     $     0.43     $     0.34
                                    ==========     ==========     ==========     ==========

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